                          MULTISOFT RESELLER AGREEMENT


                                 DATED _________

                                     BETWEEN

                       MULTISOFT FINANCIAL SYSTEMS LIMITED
                              CROSS & PILLORY HOUSE
                              CROSS & PILLORY LANE
                                      ALTON
                                 HANTS GU34 1HL

                                       AND

                              IBIS SYSTEMS LIMITED
                         2 TWYFORD PLACE, LINCOLN'S INN
                            CRESSEX INDUSTRIAL ESTATE
                                  HIGH WYCOMBE
                                 BUCKINGHAMSHIRE
                                    HP12 3RE


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CONDITIONS OF CONTRACT

With effect from the date on the front of this agreement all dealings between Multisoft and the Reseller for the supply of the Products to Direct Customers or the provision of the service shall be made under the terms of this agreement save as indicated herein.

         1.  DEFINITIONS
             -----------

         (a) "the Products" means Sage Prestige, Sage Prestige Plus, Sage Premier and Sage Premier Plus.

         (b) "Multisoft" means Multisoft Financial Systems Limited and its Holding, Subsidiary and associated companies from time to time.

         (c) "The Reseller" means that company identified on the front of the agreement and its holding subsidiary or associated companies from time to time.

         (d) "Customer" means the individual, partnership or legal entity to whom the Reseller either issues a sub-licence to use the Products or to whom the Reseller provides a support service.

         (e) "Malfunction" means a proven error in a mathematical calculation within the Products or an error which causes the system to substantially fail to operate. It does not include any additions to or modifications of the Products to provide additional or amended functionality.

         (f)      "Supported Platform" means one application type (e.g., Premier
                  Plus) running on one operating system type (e.g. SCO Unix).

         2.  SALES AND SUB-LICENSING
             -----------------------

                  2.1. Multisoft shall supply subject to the terms of this agreement the Products which the Reseller has been accredited to sell.

                  2.2. Multisoft hereby authorizes the Reseller to issue a sub licence to the End User for those Products properly purchased from Multisoft.

                  2.3. The Reseller shall properly register all sub licences granted to customer with Multisoft and shall ensure that any changes in the circumstances of the Customer relevant to the Products will be communicated to Multisoft.

                  2.4. Multisoft shall issue the initial passcode to the Reseller for all prpoerly registered customers. Such passcode will allow the Customer access to the Products for a period of one year. Multisoft shall then annually provide without charge a new passcode to all customers who have been properly registered with it.

                  2.5. The Reseller shall ensure that each customer's details are correct at each annual re-registration.

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                  2.6.  The Reseller agrees to only sub-licence the Products on the terms of Multisofts user licence contained in the manual and to draw the customers attentionto the said licence prior to registering the customer with Multisoft.

                  2.7. The Reseller agrees to only sell the Products on an environment currently available for sale. Such schedule may be amended from time to time by Multisoft by giving at least 30 days notice.

                  2.8. The Reseller agrees not to supply another site of the Customer or to a holding subsidiary or associated company of the customer with a version of the Products without paying the appropriate licence fee.

                  2.9. Multisoft shall charge the Reseller the amounts identified in the Sale of Business Agreement to which this document is annexed. Multisoft reserves the right to amend the RRP or discounts applicable by giving 30 days notice to the Reseller.

                  2.10. The Reseller agrees to pay for all the Products and services acquired from Multisoft on cash with order unless Multisoft allows the Reseller credit terms and hereby agrees to pay all sums due to Multisoft in accordance with the terms granted by cheque or Direct Debit on the due day.

                  2.11. Intentionally deleted.

                  2.12. The Reseller shall inform Multisoft of any of the Resellers supported Customers who go into receivership liquidation or bankruptcy and thereby terminate their licence to use the Products. The Reseller is reminded that the licence is individual to the company to whom it is licenced and may not be transferred to any other organisation or company.

         3.  RESELLER OBLIGATIONS SALES AND MARKETING
             ----------------------------------------

                  3.1. The Reseller shall maintain the capability facilities and personnel necessary to perform its obligations under this agreement and to maintain the standards set from time to time by Multisoft to be accredited to sell the Products or any part thereof.

                  3.2. The Reseller shall always represent Multisoft and the Products in the best light andin particular shall avoid deceptive misleading or unethical practices or be involved in the publication or utilisation of any misleading or deceptive advertising materials or make representations warranties or guarantees with respect to Multisoft or the Products that are inconsistent with those made by Multisoft and at all times conduct its business in such a way that at no time will the reputation of Multisoft or the Products be damaged by the Resellers words or actions.

                  3.3.  Intentionally deleted.

                  3.4. The Reseller agrees not to alter, reverse engineer, decompile, translate, reproduce, electronically distribute or market the Products by any means without the express written permission of Multisoft. If the Reseller wishes to achieve the interoperability of any independently created computer program with the Products, Multisoft shall make the necessary information available to the Seller subject to terms to be agreed.

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                  3.5.  The Reseller agrees not to duplicate or copy the
Products or the Customers Products or supply a copy of the Products or the Customers Products to any Customer.

                  3.6. The Reseller agrees not to distribute sell or make vailable in any other way the Products or any part thereof to another Reseller or another Resellers customers at the request of the other Reseller or the customer save where the supplying Reseller has taken on the support of the customer and has registered this with Multisoft. The Reseller further agrees not to act in any manner or do anything that may be construed as acting as, or purported to be, a distributor of the Products. If Multisoft receives a request for the supply of the Products where the customer has not been registered as supported by the Reseller and a valid purchase order received for the re-registration fee, then Multisoft reserves the right to refuse supply the Products.

                  3.7. Where Multisoft launches either new Products or major enhancements then at least one individual from the Reseller must attend the appropriate training courses.

                  3.8. The Reseller shall not approach any of Multisofts employees with a view to offering them employment or Consultancy work and shall not employ any persons employed by Multisoft within the previous six months without the express written approval of a Director of Multisoft. Furthermore if an employee of Multisoft shall approach the Reseller the Reseller shall inform a Director of Multisoft immediately.

                  3.9. The Reseller acknowledges that in the course of performing its obligations hereunder it will receive information that is confidential and proprietary to Multisoft. The Reseller agrees not to use such information except in the performance of this agreement and not to disclose such information to a third party.

                  3.10. The Reseller hereby undertakes at its own expense to ensure that its employees are aware of the confidential nature of the Products and that they will be bound by employment agreements the provisions of which substantially match those of this agreement.

                  3.11. The Reseller may use the Multisoft Trade marks after receiving approval in writing from a Director of Multisoft. The Reseller further agrees that on all matters relating to the use of Multisofts trade name, logo and trademarks shall clearly identify that the same belong to Multisoft. The Reseller shall not use the trademarks, which it admits are Multisofts sole and exclusive property, in any manner which is liable to invalidate the registration thereof. Multisoft only allows the right to use the trademarks to the extent that it is able to do so without endangering the validity of the registration. All uses of the trademark must be accmpanied by the designation "TM".

                  3.12. The Reseller shall indemnify Multisoft (including reasonable legal fees and cost of litigation) against and hold Multisoft harmless from any and all claims by any other party resulting from the Resellers acts (other than the mere marketing of the Products) omissions or misrepresentations regardless of the form of the action.

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                  3.13. Whenever a customer is referred to the Reseller by
Multisoft the Reseller shall not to sell to that customer any computer product which is substantially competitive to the Products.

         SUPPORT SERVICES
         ----------------

                  3.14. The Reseller agrees to maintain at least two full time employees who are fully trained to be able to support the Products.

                  3.15. The Reseller will register all customers taken on support by the Reseller where the original Product was not supplied by the Reseller within 30 days of the earlier of the signing the Support Contract or the invoicing for the support fee or the provision of a support service. This agreement automatically terminates should the Reseller fail to register with Multisoft any customer taken on in this manner within the prescribed time scale.

                  3.16. The Reseller agrees to employ members of staff conversant with and proficient in the support of the Products and the current operating systems environments which work in conjunction with the Products. The Reseller shall conduct or provide such training of its personnel as is necessary to impart such knowledge.

                  3.17. The Reseller agrees to thoroughly investigate identify and document the conditions that will consistently cause a possible malfunction of the Products and then to notify Multisoft.

                  3.18. The Reseller agrees to provide written descriptions of the problems as requested from time to time by Multisoft.

                  3.19. The Reseller agrees to perform such system tests on customers programs data and hardware that are requested by Multisoft.

                  3.20. The Reseller agrees the Reseller shall upgrade Customers, using unmodified Products, on to the most recent realse of the Products as soon as pracicable and no later than 60 days after receipt of the new release of the Products from Multisoft save where the Customer has Products modified by Multisoft.

                  3.21. The Reseller agrees to adequately test as correct any new releases or fixes to individual malfunctions prior to installing on a Customer's site. To report any problems or possible malfunctions which have been throoughly investigated within any new release or fix to an individual malfunction.

                  3.22. The Reseller agrees to ensure that no modifications are made to the Products other than at the direction of Multisofts personnel.

                  3.23. The Reseller shall not supply any updates, new versions of the Products or parts thereof to any other Reseller or to a customer of another Reseller save where the Reseller has registered the customer as being supported by the Reseller and has provided a valid purchase order for the re-registration fee.

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                  3.24. The Reseller shall not approach any of Multisofts
directly supported Customers without the specific written permission of a Director of Multisoft.

         4.  MULTISOFT OBLIGATIONS
             ---------------------

                  4.1. Whilst this agreement subsists Multisift shall not establish a direct business relationship with the Resellers Customers except at the request of the Reseller.

                  4.2. Multisoft shall provide a training service at commercial rates to train the Resellers staff in the operation of the Products.

                  4.3. Multisoft shall supply the Products on the terms stated herein.

                  4.4. Multisoft shall continue to provide the Products for sale on the supported environments subject to 30 days notice in writing of the removal of the Products from an environment.

         5.  SUPPORT SERVICE
             ---------------

                  5.1. Multisoft shall proride the service for the Resellers Customers whom the Reseller has registered as being supported by the Reseller and subject to the Reseller paying the monthly charges and on the terms provided herein.

                  5.2. Multisoft shall ensure that appropriately qualified members of staff shall be available between the hours of 9am to 5pm Monday to Friday (except Public Holidays) to deal with, process, advise and act upon telephone or facsimile or written enquiries regarding the operation or possible or actual malfunction of the Products.

                  5.3. All written or faxed notifications must be made on the Multisofts standard Software Report Form (SRF).

                  5.4. Subject to the maintenance charges payments being up to date Multisoft shall use its reasonable endeavours to respond within 30 minutes in 90% of notifications to any notification it receives pursuant to clause 5.2 from the Reseller that the software has or is believed to have malfunctioned.

                  5.5. To provide an investigation service to diagnose possible Malfunctions of the Products. Should such investigation prove that the malfunction is related to the Products then such service is free. If the malfunction should relate to date corruption or other faults not related to the operation of the Products then the service will be charged for at Multisoft's then current daily rates.

                  5.6. Multisoft shall use its reasonable endeavours to fix such malfunctions as are confirmed by Multisoft, for Customers supported by the Reseller and logged with Multisoft as supported by the Reseller, and despatch such fixes as may be necessary to the Reseller.

                  5.7.  Intentionally deleted.

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                  5.8.  Multisoft shall use its reasonable endeavours to provide new versions of the current supported Products hereto that are required by changes to government legislation. Multisoft however reserves the right to charge the Reseller for such new versions of the Product and for the media on which they are supplied.

                  5.9. At the Resellers request and subject to Multisoft having the resources available Multisoft will provide site visits to the Resellers customers to fix malfunctions of the Products, such visits to be charged at Multisofts then current daily charge out rate.

                  5.10. Intentionally deleted.

                  5.11. Intentionally deleted.

                  5.12. Intentionally deleted.

                  5.13. Multisoft shall support a version of the Products for up to 6 months after it is released.

                  5.14. Intentionally deleted.

                  5.15. The following are not included in the service:

                           5.15.1.  Support of other software, accessories,
attachments, machines systems or other software other than the Products or which the Reseller is not accredited to support.

                           5.15.2.  Rectification of lost or corrupt date or
programs arising for any reason.

                           5.15.3.  Support of any Products modified or altered
by any person other than Multisoft. Support for Products modified by Multisoft shall be provided under a separate agreement.

                           5.15.4.  Support for any Product used outside its
design or specification or outside the provisions laid down in any manual supplied with the Products.

                           5.15.5.  Diagnosis and/or rectification of potential
or actual malfunctions not associated with the operation of the Products.

                           5.15.6.  Corrections or date corruptions caused by
third party software or software written by the Reseller.

                           5.15.7.  The magnetic media for the provision of the
service. Such media will be charged for unless returned.

                           5.15.8.  Any Products installed on operating
environments that are not supported by Multisoft.

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                           5.15.9.  User Manuals.

         6.  SUPPORT FEES
             ------------

                  6.1. Multisoft shall charge the Reseller for the support service in accordance with clause 2.9 hereof which may be amended from time to time by Multisoft by giving at least 30 days notice in writing.

                  6.2. The Reseller shall make payment of the support fee (inclusive of VAT) within 30 days of the date of Multisoft invoice.

                  6.3.  Intentionally deleted.

                  6.4. Multisoft shall charge the Reseller a registration fee for any additional supported customer taken on by the Reseller whose Multisoft Products were not originally sold by the Reseller.

         7.  MULTISOFT RIGHTS
             ----------------

                  7.1. Without prejudice to any other rights which Multisoft has expressly or by implication it may:

                           7.1.1.  Withdraw all or any Products without formal
notice to the Reseller.

                           7.1.2.  Include or exclude new computer Products
within the definition of the Products.

                           7.1.3.  Release new versions of the Products without
formal notice to the Reseller.

                           7.1.4.  Withdraw a version of the Products specific
to a particular computer environment or operating system within 30 days notice in writing to the Reseller.

                           7.1.5.  Alter its price list discount terms after
giving at least 30 days notice in writing.

                           7.1.6.  Appoint additional Resellers.

                           7.1.7.  Limit the number of Products available to the
Reseller.

         8.  TERMINATION
             -----------

                  8.1. This agreement shall be for an initial period of 5 years from the Effective Time as defined in the Sale of Business Agreement to which this document is annexed and thereafter and may be terminated by either party giving the other 3 months notice in writing.

                  8.2. This agreement automatically terminates should the Reseller be unable to pay its debts in normal course of business or have any debts more than 30 days overdue for payment against the agreed terms of trade. Multisoft may at its discretion suspend the service until any overdue amounts are paid in full. Such suspension does not absolve the Reseller from continuing to pay the support fees as they fall due.

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                  8.3.  Intentionally deleted.

                  8.4. Multisoft may terminate the agreement forthwith should the Reseller commit any breach of this agreement which is capable of being remedied and fails to remedy such breach within 30 days after written notice to the Reseller by Multisoft specifying the nature of the breach.

                  8.5. Multisoft may terminate the agreement forthwith should the Reseller commit a breach of this agreement not capable of being remedied.

                  8.6. Either party may terminate this agreement should the other go into receivership liquidation or enter into a composition or arrangement with its creditors, other than voluntarily for the purposes of amalgamation or reconstruction.

         9.  LIMITATION OF LIABILITY
             -----------------------

                  9.1. The following clause specifies the extent to which Multisoft will be liable to Reseller for negligence, breach of contract or otherwise under this agreement. Its principal terms are a financial limit on Multisoft's liability (except for death or personal injury), the liability of Multisoft only for certain defined losses and a time limit applicable to both parties for the enforcement of claims. Multisoft's entire liability and Reseller's sole remedies, whether in contract, tort or otherwise, shall be as set out in this clause 9.

                  9.2. Reseller accepts that it is its responsibility to select how the Products and Support Services meet its specific requirements and those of its Customer and that Products cannot be tested in every possible combination or operating environment. In particular Multisoft expressly does not warrant:

                           9.2.1.  that the Products will operate in all
selected combinations;

                           9.2.2.  that operation of the Products will be
uninterrupted or error free or that all Product errors will be corrected;

                           9.2.3.  that operation of the Products will meet
requirements of Reseller or its Customer.

Multisoft warrants for a period of ninety (90) days, from the date that Multisoft issues the initial passcode,that the Products, unless modified, will perform the functions described in the relevant documentation provided by Multisoft when operated on the Supported Environment. Multisoft will undertake to correct any reported Malfunction in accordance with its technical support policies.

                  9.3. Except as expressly provided in this clause, all conditions, representations and warranties (express or implied, statutory or otherwise) are excluded to the extent permitted by law including without limitation any implied warranties or conditions as to quality or fitness for purpose.

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                  9.4.  Reseller shall notify Multisoft as soon as practicable in the event that the media embodying the Products is defective. Multisoft shall provide Reseller with a replacement Product on new media at no extra charge. Reseller acknowledges that the foregoing shall be its sole remedy in relation to defective media embodying the Products. Multisoft's liability in respect of defective media in accordance with this clause shall cease 30 days after the date on which the Customer first uses the relevant Product.

                  9.5. Reseller shall always inform Multisoft of any claim and afford it a reasonable opportunity of correcting that claim including, without limitation, the option of replacing the Product or correcting any deficiency in the same.

                  9.6.  Reseller will notify Multisoft promptly in writing of:

                           9.6.1.  any claim or proceeding involving the
Products that comes to its attention; and

                           9.6.2.   all claimed or suspected defects in the
Products; and

                           9.6.3.  any material change in the management or
control of Reseller.

                  9.7. Multisoft shall not be liable for any loss, damage, costs or expense incurred by Reseller:

                           9.7.1.  after the date it corrects the claim;

                           9.7.2.  after the date on which Reseller terminates
this agreement;

                           9.7.3.  to the extent that Multisoft affords Reseller
a reasonable opportunity to mitigate its losses, damage, liabilities or expenses by providing alternative or additional Products.

                  9.8.  Multisoft will accept:

                           9.8.1.  unlimited liability for fraud or for death or
personal injury caused by its wilful default or negligence.

                           9.8.2.  liability for direct physical damage to
tangible property of Reseller caused by Multisoft's wilful default or negligence.

                  9.9. Subject to clause 9.8.1, Multisoft will not be liable for the following loss or damage however caused and even if foreseeable by Multisoft save loss or damage from wrongful termination of this agreement:

                           9.9.1.  economic loss, which term shall include but
not restricted to loss of profits, loss of use of profits, loss of business, loss of revenue, loss of goodwill or loss of anticipated savings;

                           9.9.2.  loss of or damage to Reseller's or a
Customer's or a third party's data;

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                           9.9.3.  special, indirect or consequential loss
(other than direct physical damage to tangible property under clause 9 9 2);

                           9.9.4.  loss arising from any claim made against
Reseller ray a Customer or third party; or

                           9.9.5.  loss or damage arising from Reseller's
failure to fulfil its responsibilities or any matter under the control of Reseller or a third party;

                           9.9.6.  loss or damage arising from Multisoft acting
in accordance with the instructions of Reseller, its officers, employees, agents or third parties engaged by Reseller, or

                           9.9.7.  loss or damage arising from any claim made
against Reseller based on any representation made by Reseller, even if Reseller made that representation after talking to, or on the advice of, Multisoft or Multisoft's suppliers and Reseller.

                  9.10. Multisoft's entire liability (save in respect of wrongful termination of this agreement):

                           9.10.1.  for any claim except as provided in clauses
9.8 and 9.9 shall not exceed the greater of:

                                    9.10.1.1  [British Pound] 50,000; or

                                    9.10.1.2  100% of the amount paid for the
                           Products and Support Services which are directly related to the Claim; and

                           9.10.2.  in any event Multisoft's total aggregate
liability under this agreement shall not exceed [British Pound] 250,000.

                  9.11. Except in respect of payments due under this agreement and claims under clause 9.8 and 9.9 no action may be brought by either party against the other more than one year after the date on which the cause of action accrued.

                  9.12. Reseller agrees to enforce the terms of its sub-Licences and inform Multisoft of any known breach of such terms. Reseller shall defend and indemnify Multisoft against and hold Multisoft harmless from any and all, claims, losses, damages (reasonable) costs and expenses resulting from or arising directly or indirectly from disputes, claims or actions by any party other than Reseller in connection with this agreement and/or in connection with any Products or services supplied or promoted by Reseller. Without limiting the foregoing, Reseller will defend and indemnify Multisoft against:

                           (a) all claims and damages to Multisoft arising from
                  any use by Reseller or its Customers of any product not provided by Multisoft but used in combination with the Products if such claim would have been avoided by the exclusive use of the Products;

                           (b) all damages to Multisoft caused by Reseller's
                  failure to include the required contractual terms set forth in each sub-licence agreement;

                           (c) all damages to Multisoft caused by Customer's
                  breach of any of the applicable provisions required in a sub-licence. This indemnity shall survive any termination of this agreement without limit in time.

                  9.13. Reseller acknowledges that it is not possible to foresee and provide in the agreement (in particular by way of adjustments to the price of the Products or support services) for all contingencies which may give rise to loss, damage or liability.

                  9.14. Each of the limitations and exclusions set out in this clause 9 is to be construed as a separate limitation or exclusion, applying and surviving even if for any reason one or other of the limitations or exclusions is held inapplicable or unreasonable in any circumstances, and shall remain in force despite termination of this contract.

         10.  GENERAL
              -------

                  10.1. It is expressly agreed by the Reseller that is is the Resellers responsibility to ensure that the Products are fit for the purpose for which they are licenced, Multisoft gives no warranties either expressed or implied with regard go the Products their quality performance or merchantability.

                  10.2. Multisoft does not warrant that the Products will be error free and in relation to any errors in the Products Multisofts sole obligation to the Reseller is to replace or correct the Products.

                  10.3. Multisoft shall not be liable for any consequential incidental or special damage of any kind (including therein but not by way of limitation damages for any loss of use of profit by the Reseller or other similar collateral or consequential damage) which may result from or in connection with the Products or performance of this agreement by Multisoft.

                  10.4. Multisoft retains title to the copy of the Products supplied to the Reseller including title to the magnetic media on which it is supplied.

                  10.5. The Resellers appointment does not create a patnership or joint venture with Multisoft and the Reseller has no right or authority whatsoever to bind Multisoft in respect of any other agreement obligation or undertaking and should not represent itself to any third parties as being the agent of Multisoft.

                  10.6. The risk of the Products supplied by Multisoft passes to the Reseller on delivery.

                  10.7.1. Each provision of this agreement shall be read and construed independently of the other provisions herein contained so that if one or more shall be invalid as an unreasonable restraint of trade or for any other reason whatsoever then the remaining provisions shall be valid to the extent that they are not so invalid.

                  10.7.2. While the provisions in this agreement are considered by the parties to be reasonable in all the circumstances if one or more shall be invalid as an unreasonable restraint of trade or for any other reason whatsoever but would be held valid if part of the wording thereof had been deleted or the period thereof had been changed or the range of activities or area dealt with thereby reduced in scope the said provisions shall apply with such modification as may be necessary to make them valid and effective.

                  10.8. All notices to be given under this agreement may be made by facsimile transmission or by recorded delivery post to the address stated herein. In the case of facsimile transmission it shall be sufficient to show the report produced by the machine showing the number dialled and the correct transmission. Postal notice shall be deemed to be received 2 days after posting.

                  10.9. This agreement is subject to the laws of England and the Reseller irrevocably submits to the non-exclusive jurisdiction of the English Courts.

SIGNED FOR AND ON BEHALF OF
IBIS SERVICE LIMITED

NAME:  F.A. BOURGEOIS  /s/F.A. BOURGEOIS
TITLE:  DIRECTOR
DATE:  17/6/1993


SIGNED FOR AND ON BEHALF OF
MULTISOFT FINANCIAL SYSTEMS LIMITED

NAME:  A.L. NICHOLLS  /s/A.L. NICHOLLS
TITLE:  MANAGING DIRECTOR
DATE:  26/6/1993


                                                          MAY 1, 1993


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